UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American Farmland Company

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-1088083
(State of Incorporation or Organization)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:

Common Stock, $0.01 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File No. 333-205260

Securities registered pursuant to Section 12(g) of the Act: None

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form 8-A filed by the Registrant on October 9, 2015 (the “Original 8-A”) is being filed to reflect a change to the exchange on which the Registrant’s common stock will be listed from the New York Stock Exchange to the NYSE MKT as shown on the cover page of this Amendment No. 1.  The disclosure under Items 1 and 2 below remains unchanged from the Original 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, $0.01 par value per share, of American Farmland Company (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (File No. 333-205260), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.  In addition, also incorporated by reference herein is information relating to the Registrant’s shares of common stock under the caption “Material Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

American Farmland Company

Date: October 19, 2015	By:	/s/ Thomas S.T. Gimbel
		Name:	Thomas S.T. Gimbel
		Title:	Authorized Officer